ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports First-Quarter 2023 Results
-- First-Quarter Earnings Per Share of $4.60; Non-GAAP Earnings Per Share of $4.60 --
-- Revenue and EPS Exceeding Midpoint of Guidance --
CENTENNIAL, Colo.--(BUSINESS WIRE)- May 4, 2023--Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2023 sales of $8.74 billion, a decrease of 4 percent year over year, and a decrease of 2 percent year over year on a constant currency basis1. First-quarter net income was $274 million, or $4.60 per share on a diluted basis, compared with net income of $365 million, or $5.31 per share on a diluted basis, in the first quarter of 2022. Non-GAAP net income1 was $274 million, or $4.60 per share on a diluted basis, in the first quarter of 2023, compared with non-GAAP net income of $373 million, or $5.43 per share on a diluted basis, in the first quarter of 2022. In the first quarter of 2023, changes in foreign currencies reduced sales by $203 million, and reduced earnings per share on a diluted basis by $0.13, compared to the first quarter of 2022.
“The company delivered solid first-quarter results with revenue and earnings per share beating the midpoint of our guidance,” said Sean Kerins, Arrow's president and chief executive officer. “Our dedicated team performed well in a challenging environment for both our suppliers and customers.”
Global components first-quarter sales of $6.86 billion reflected a decrease of 5 percent year over year, and a decrease of 3 percent year over year on a constant currency basis. Asia-Pacific components first-quarter sales decreased 19 percent year over year. Americas components first-quarter sales decreased 5 percent year over year. Europe components first-quarter sales increased 17 percent year over year, and increased 23 percent year over year on a constant currency basis. Global components first-quarter operating income was $418 million, and first-quarter non-GAAP operating income was $424 million.
“We are pleased with the overall performance of the global components business given the current market conditions, led by strength in the EMEA region. We were encouraged by the momentum of our design engagement in several of our markets,” said Mr. Kerins.
Global enterprise computing solutions (ECS) first-quarter sales of $1.88 billion were flat year over year and reflected an increase of 3 percent year over year on a constant currency basis. Europe enterprise computing solutions first-quarter sales increased 7 percent year over year and increased 13 percent year over year on a constant currency basis. Americas enterprise computing solutions first-quarter sales decreased 5 percent year over year. Global enterprise computing solutions first-quarter operating income was $81 million, and first-quarter non-GAAP operating income was $82 million.
“Our ECS business continues to perform in line with the overall market for enterprise IT, with better momentum in Europe, and a softer backdrop in the Americas. Additionally, we’re pleased to see signs of an improving supply environment,” said Mr. Kerins.
“Enhancing shareholder value remains a top priority,” said Raj Agrawal, senior vice president and chief financial officer. “Our strong financial returns and the effective management of our balance sheet have enabled us to return cash to shareholders by repurchasing $300 million of shares during the first quarter. Returning cash to shareholders through our stock repurchase plan remains one of our priorities. As of the end of the first quarter, our remaining repurchase authorization stands at approximately $1 billion.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

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SECOND-QUARTER 2023 OUTLOOK
•Consolidated sales of $8.42 billion to $9.02 billion, with global components sales of $6.64 billion to $7.04 billion, and global enterprise computing solutions sales of $1.78 billion to $1.98 billion
•Net income per share on a diluted basis of $4.10 to $4.30, and non-GAAP net income per share on a diluted basis of $4.25 to $4.45
•Average tax rate of approximately 23.5 percent compared to the long-term range of 23 to 25 percent
•Average diluted shares outstanding of 57.95 million
•Interest expense of approximately $90 million
•Changes in foreign currencies expected to increase year-over-year growth in sales by $12 million, not expected to have a significant impact on earnings per share on a diluted basis compared to the second quarter of 2022
•Changes in foreign currencies expected to increase quarter-over-quarter growth in sales by $54 million and earnings per share on a diluted basis by $0.04 compared to the first quarter of 2023
•On a constant currency basis, our second-quarter sales guidance implies a sequential growth rate range of down 4 percent to up 2 percent for global components and down 6 percent to up 4 percent for global enterprise computing solutions, when compared to the first quarter of 2023

Second-Quarter 2023 GAAP to non-GAAP Outlook Reconciliation
NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
(in billions)	July 1, 2023	July 2, 2022	% Change	July 1, 2023	April 1, 2023	% Change

Global components sales, GAAP	$6.64 - 7.04	$7.46	(11%) - (6%)	$6.64 - 7.04	$6.86	(3%) - 3%
Impact of changes in foreign currencies	—	0.01		—	0.04
Global components sales, constant currency	$6.64 - 7.04	$7.47	(11%) - (6%)	$6.64 - 7.04	$6.90	(4%) - 2%

Global ECS sales, GAAP	$1.78 - 1.98	$2.00	(11%) - (1%)	$1.78 - 1.98	$1.88	(5%) - 5%
Impact of changes in foreign currencies	—	0.01		—	0.02
Global ECS sales, constant currency	$1.78 - 1.98	$2.01	(11%) - (1%)	$1.78 - 1.98	$1.90	(6%) - 4%

NON-GAAP EARNINGS RECONCILIATION
	Reported GAAP measure	Intangible amortization expense	Restructuring & integration charges	Non-GAAP measure
Net income per diluted share	$4.10 to $4.30	$0.10	$0.05	$4.25 to $4.45
CFO Commentary
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

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Conference Call Information
Arrow Electronics will host a conference call to discuss first-quarter 2023 financial results on May 4, 2023, at 1:00 PM ET. Register online at https://conferencingportals.com/event/gniMxNyn to obtain dial-in information to access the live conference call. The conference call will also be available via live webcast at investor.arrow.com. Shortly after the conclusion of the conference call, a webcast replay will be available at investor.arrow.com.
About Arrow Electronics
Arrow Electronics guides innovation forward for over 210,000 leading technology manufacturers and service providers. With 2022 sales of $37 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the second quarter of fiscal 2023 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest expense, average USD-to-Euro exchange rate, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectation regarding market demand. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain, including any potential adverse effects of the ongoing global COVID-19 pandemic; political instability; impacts of military conflict, including the conflict in Ukraine; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q and the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides non-GAAP sales, operating income, income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis, which are non-GAAP measures adjusted for the impact of changes in foreign currencies (referred to as "changes in foreign currencies" or "on a constant currency basis") by re-translating prior-period results at current period foreign exchange rates, identifiable intangible asset amortization, restructuring, integration, and other charges, and net gains and losses on investments. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.
Contacts
Investors:            Anthony Bencivenga,
            Vice President, Investor Relations
            303-566-7456

Media:            John Hourigan,
            Vice President, Public Affairs and Corporate Marketing
            303-824-4586

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended
	April 1, 2023	April 2, 2022

Sales	$8,736,428	$9,074,125
Cost of sales	7,622,606	7,866,621
Gross profit	1,113,822	1,207,504
Operating expenses:
Selling, general, and administrative expenses	642,431	643,925
Depreciation and amortization	46,679	48,305
Restructuring, integration, and other charges	2,560	4,898
	691,670	697,128
Operating income	422,152	510,376
Equity in earnings (losses) of affiliated companies	(80)	843
Gain on investments, net	10,311	2,011
Employee benefit plan expense, net	(853)	(889)
Interest and other financing expense, net	(79,658)	(33,985)
Income before income taxes	351,872	478,356
Provision for income taxes	76,547	112,360
Consolidated net income	275,325	365,996
Noncontrolling interests	1,575	1,247
Net income attributable to shareholders	$273,750	$364,749
Net income per share:
Basic	$4.66	$5.38
Diluted	$4.60	$5.31
Weighted-average shares outstanding:
Basic	58,731	67,840
Diluted	59,479	68,749

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ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	April 1, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$205,554	$176,915
Accounts receivable, net	10,655,863	12,322,717
Inventories	5,525,782	5,319,369
Other current assets	479,650	521,339
Total current assets	16,866,849	18,340,340
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	185,790	184,211
Machinery and equipment	1,602,073	1,583,661
	1,793,554	1,773,563
Less: Accumulated depreciation and amortization	(1,214,103)	(1,177,107)
Property, plant, and equipment, net	579,451	596,456
Investments in affiliated companies	59,682	65,112
Intangible assets, net	151,221	159,137
Goodwill	2,036,077	2,027,626
Other assets	583,252	574,511
Total assets	$20,276,532	$21,763,182
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$8,976,296	$10,460,419
Accrued expenses	1,269,536	1,339,302
Short-term borrowings, including current portion of long-term debt	144,264	589,883
Total current liabilities	10,390,096	12,389,604
Long-term debt	3,719,056	3,182,964
Other liabilities	567,200	579,261

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2023 and 2022
Issued - 125,424 shares in both 2023 and 2022	125,424	125,424
Capital in excess of par value	1,203,134	1,208,708
Treasury stock (68,426 and 66,175 shares in 2023 and 2022, respectively), at cost	(4,925,140)	(4,637,345)
Retained earnings	9,488,582	9,214,832
Accumulated other comprehensive loss	(361,468)	(365,262)
Total shareholders’ equity	5,530,532	5,546,357
Noncontrolling interests	69,648	64,996
Total equity	5,600,180	5,611,353
Total liabilities and equity	$20,276,532	$21,763,182

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	April 1, 2023	April 2, 2022
Cash flows from operating activities:
Consolidated net income	$275,325	$365,996
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	46,679	48,305
Amortization of stock-based compensation	19,497	17,351
Equity in (earnings) losses of affiliated companies	80	(843)
Deferred income taxes	(7,530)	1,352
Gain on investments, net	(10,311)	(2,011)
Other	1,321	686
Change in assets and liabilities:
Accounts receivable, net	1,701,889	430,710
Inventories	(199,521)	(460,902)
Accounts payable	(1,504,701)	(477,825)
Accrued expenses	(132,316)	(43,641)
Other assets and liabilities	33,392	(79,426)
Net cash provided by (used for) operating activities	223,804	(200,248)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(20,114)	(19,270)
Proceeds from collections of notes receivable	142	20,169
Proceeds from settlement of net investment hedge	10,725	—
Net cash provided by (used for) investing activities	(9,247)	899
Cash flows from financing activities:
Change in short-term and other borrowings	(146,050)	(14,293)
Proceeds from long-term bank borrowings, net	34,360	845,000
Net proceeds from note offering	498,600	—
Redemption of notes	(300,000)	(350,000)
Proceeds from exercise of stock options	5,934	11,302
Repurchases of common stock	(303,801)	(264,431)
Net cash provided by (used for) financing activities	(210,957)	227,578
Effect of exchange rate changes on cash	25,039	(7,632)
Net increase in cash and cash equivalents	28,639	20,597
Cash and cash equivalents at beginning of period	176,915	222,194
Cash and cash equivalents at end of period	$205,554	$242,791

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ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	April 1, 2023	April 2, 2022	% Change

Consolidated sales, as reported	$8,736,428	$9,074,125	(3.7)%
Impact of changes in foreign currencies	—	(202,778)
Consolidated sales, constant currency	$8,736,428	$8,871,347	(1.5)%

Global components sales, as reported	$6,855,793	$7,199,075	(4.8)%
Impact of changes in foreign currencies	—	(145,993)
Global components sales, constant currency	$6,855,793	$7,053,082	(2.8)%

Americas components sales, as reported	$2,233,453	$2,340,543	(4.6)%
Impact of changes in foreign currencies	—	(1,694)
Americas components sales, constant currency	$2,233,453	$2,338,849	(4.5)%

Asia components sales, as reported	$2,376,195	$2,931,529	(18.9)%
Impact of changes in foreign currencies	—	(46,502)
Asia components sales, constant currency	$2,376,195	$2,885,027	(17.6)%

Europe components sales, as reported	$2,246,145	$1,927,003	16.6%
Impact of changes in foreign currencies	—	(97,797)
Europe components sales, constant currency	$2,246,145	$1,829,206	22.8%

Global ECS sales, as reported	$1,880,635	$1,875,050	0.3%
Impact of changes in foreign currencies	—	(56,785)
Global ECS sales, constant currency	$1,880,635	$1,818,265	3.4%

Americas ECS sales, as reported	$998,114	$1,047,849	(4.7)%
Impact of changes in foreign currencies	—	(8,569)
Americas ECS sales, constant currency	$998,114	$1,039,280	(4.0)%

Europe ECS sales, as reported	$882,521	$827,201	6.7%
Impact of changes in foreign currencies	—	(48,216)
Europe ECS sales, constant currency	$882,521	$778,985	13.3%

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ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended April 1, 2023
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other(1)	Non-GAAP measure
Operating income	$422,152	$7,980	$2,560	$—	$432,692
Income before income taxes	351,872	7,980	2,560	(10,311)	352,101
Provision for income taxes	76,547	2,010	720	(2,471)	76,806
Consolidated net income	275,325	5,970	1,840	(7,840)	275,295
Noncontrolling interests	1,575	134	—	—	1,709
Net income attributable to shareholders	$273,750	$5,836	$1,840	$(7,840)	$273,586
Net income per diluted share (2)	$4.60	$0.10	$0.03	$(0.13)	$4.60
Effective tax rate (3)	21.8%				21.8%

Three months ended April 2, 2022
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other(1)	Non-GAAP measure
Operating income	$510,376	$9,018	$4,898	$—	$524,292
Income before income taxes	478,356	9,018	4,898	(2,011)	490,261
Provision for income taxes	112,360	2,310	1,205	(486)	115,389
Consolidated net income	365,996	6,708	3,693	(1,525)	374,872
Noncontrolling interests	1,247	140	—	—	1,387
Net income attributable to shareholders	$364,749	$6,568	$3,693	$(1,525)	$373,485
Net income per diluted share (2)	$5.31	$0.10	$0.05	$(0.02)	$5.43
Effective tax rate (3)	23.5%				23.5%

(1) Other includes gain on investments, net.
(2) The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.
(3) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	April 1, 2023	April 2, 2022
Sales:
Global components	$6,855,793	$7,199,075
Global ECS	1,880,635	1,875,050
Consolidated	$8,736,428	$9,074,125
Operating income (loss):
Global components	$417,539	$499,342
Global ECS	81,099	85,798
Corporate (a)	(76,486)	(74,764)
Consolidated	$422,152	$510,376

(a)Corporate operating income (loss) includes restructuring, integration, and other charges of $2.6 million for the first quarter of 2023 and $4.9 million for the first quarter of 2022.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	April 1, 2023	April 2, 2022

Global components operating income, as reported	$417,539	$499,342
Intangible assets amortization expense	6,745	6,873
Global components non-GAAP operating income	$424,284	$506,215

Global ECS operating income, as reported	$81,099	$85,798
Intangible assets amortization expense	1,235	2,145
Global ECS non-GAAP operating income	$82,334	$87,943

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